INTERCREDITOR AGREEMENT

               INTERCREDITOR AGREEMENT, dated as of September 30,
     1996 (as amended from time to time, the " AGREEMENT"), is entered into by and among those "Lenders" under the Bank Credit Agreement (as defined below) listed on Annex I attached hereto (the "BANKS"), NBD Bank, as contractual representative for the Banks (the "AGENT"), and the holders of the Company s 9.02% Senior Notes due 2002 (the "NOTES") listed on Annex II attached hereto (the "NOTEHOLDERS"; the Banks and the Noteholders are herein sometimes collectively called the LENDERS and individually called a "LENDER").

                            W I T N E S S E T H:

               WHEREAS, Transportation Manufacturing Operations, Inc., a Delaware corporation (herein called the" COMPANY"), the Banks and the Agent have entered into or are about to enter into that certain Credit Agreement dated as of the date hereof (herein, as amended from time to time, called the "BANK CREDIT AGREEMENT"), pursuant to which, among other things, the Banks have agreed or will agree to make certain advances to the Company (the "LOANS") and to issue Letters of Credit for the account of the Company (the "LETTERS OF CREDIT");

               WHEREAS, the Company has executed and delivered to the Noteholders $125,000,000 principal amount of the Notes pursuant to the Note Agreement, dated as of November 15, 1994, by and among the Company and the Noteholders (herein, as amended from time to time, called the "NOTE AGREEMENT");

               WHEREAS, in connection with the Bank Credit Agreement the Noteholders have entered into or are about to enter into an amendment to the Note Agreement (the "AMENDMENT") to, among other things, permit the transactions contemplated by the Bank Credit Agreement;

               WHEREAS, in connection with the Bank Credit Agreement and the Amendment Motor Coach Industries, Inc., a Delaware corporation, Universal Coach Parts, Inc., a Delaware corporation, Bus Lease, Inc., a Delaware corporation, Hausman Bus Sales, Inc., a Delaware corporation, MCI Acceptance Corp., a Delaware corporation, Motor Coach Industries - China, a Delaware corporation, Transit Bus International, Inc., a Delaware corporation, Custom Assets Corp., a California corporation and Transport Technology Corporation, an Arizona corporation (collectively, along with any Subsidiaries (as hereinafter defined) that may become parties to the Bank Guaranty or the Note Guaranty referred to below the "GUARANTORS") are entering into that certain Subsidiary Guaranty, dated as of the date hereof (herein, as amended from time to time, the "BANK GUARANTY"), under which the Guarantors are guarantying the obligations of the Company to the Banks under the Bank Credit Agreement, and that certain Guarantee Agreement, dated as of the date hereof (herein, as amended from time to time, the "NOTE GUARANTY") under which the Guarantors are guarantying the obligations of the Company under the Note Agreement and the Notes; and

               WHEREAS, it is an express condition precedent to the Bank s obligations to make the Loans under the Bank Credit
     Agreement and to the effectiveness of the Amendment that this Agreement be executed, delivered and become effective.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Agent and the Lenders hereby agree as follows:

               1. (a) If any Sharing Event has occurred, any amounts received by the Bank Agent or any Bank from any setoff of any deposits of the Company or any of its Subsidiaries (as defined in the Bank Credit Agreement and herein the "SUBSIDIARIES")or other indebtedness of the Bank Agent or any Bank held by or owing to the Company or any of its Subsidiaries and any amounts received by the Bank Agent or any Bank under the Bank Guaranty shall be distributed as provided in subsection (c) of this Section 1.

               (b) If any Sharing Event has occurred, any amounts received by any Noteholder under the Note Guaranty shall be distributed as provided in subsection (c) of this Section 1.

               "SHARING EVENT" shall mean (i) for the Loans to become immediately due and payable pursuant to Section 6.01 of the Bank Credit Agreement, (ii) for the Notes to become immediately due and payable pursuant to paragraph 7A of the Note Agreement, (iii) for the Company to default in the payment of the principal of or interest on the Loans or the Notes when such payment is due which payment default continues for at least 20 days, in which event the "Sharing Event" shall be deemed to have occurred on the date such payment default first occurred, (iv) for the Bank Agent or any Bank to setoff any deposits of the Company or any of its Subsidiaries or other indebtedness of the Bank Agent or any Bank held by or owing to the Company or any Subsidiary, or (v) the commencement by, against or with respect to the Company or any Subsidiary of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or any Subsidiary or any of its assets.

               (c) The amounts referred to in subsection (a) and (b) of this Section 1 (the "SHARED AMOUNTS") shall be distributed to the Lenders pro rata in proportion to the respective amounts owed by the Company to the Lenders under the Bank Credit Agreement, the Note Agreement and the Notes or the Guarantors under the Bank Guaranty and the Note Guaranty (the "OBLIGATIONS"), including (1) the outstanding principal amount of, accrued and unpaid interest on, any unpaid Yield-Maintenance Amount (as defined in the Note Agreement) due with respect to, the Loans and the Notes, (2) any unpaid reimbursement obligations with respect to any Letters of Credit, (3) any undrawn amounts of any outstanding Letters of Credit, (4) any unpaid obligations of the Company arising under any Currency Agreement or Interest Rate Agreement (both as defined in the Bank Credit Agreement) with any Lender or any affiliate of any Lender, and (5) any other unpaid amounts due from the Company under the Note Agreement, the Notes or the Bank Credit Agreement (and, for this purpose, the undrawn amounts of any outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount then on deposit with the Agent as provided in subsection (d) of this Section 1).

               (d) Any distribution pursuant to subsection (c) above with respect to the undrawn amount of any outstanding Letter of Credit shall be paid to the Agent to be held as collateral for the Lenders and disposed of as provided in this subsection (d). On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Agent shall distribute to the Banks from the amounts held pursuant to this subsection (d) for application to the payment of the reimbursement obligation due to the Banks with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (d), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such draw. On each date on which a reduction in the undrawn amount of any outstanding Letter of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on such Letter of Credit, then the Agent shall distribute from the amounts held pursuant to this subsection (d) an amount equal to the product of (1) the total amount then held pursuant to this subsection (d) and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in subsection (c) above. At such time as no Letters of Credit are outstanding, any remaining amount held pursuant to this subsection (d), after the distribution therefrom as provided above, shall be distributed as provided in subsection
     (c) above.

               (e) The distribution provisions of this Section 1 are for the purpose of determining the relative amounts of any Shared Amounts to be distributed to the Lenders and not for the purpose of creating an agreement among the parties as to the manner in which any Shared Amounts are actually to be applied to pay the Obligations which are owed to each Lender. Each Lender shall be free, each in its own discretion, to apply any amounts distributed to it pursuant to subsection (c) hereof to the Obligations owed to it in such order as it may determine. Notwithstanding the foregoing, (1) for all purposes of this Agreement the Obligations shall be deemed paid to the same extent that payments are distributed with respect thereto pursuant to subsection (c) hereof notwithstanding the actual application thereof, and (2) as between the Company and the Guarantors, on one hand, and the Lenders, on the other hand, no portion of any Shared Amount distributed to the Lenders pursuant to subsection
     (c) hereof shall discharge the Obligations as to which such Shared Amount was distributed or applied.

               (f) Any Lender distributing any Shared Amount to the other Lenders pursuant to subsection (c) of this Section 1 shall be subrogated to the rights of such other Lenders with respect to the Obligations with respect to which such Shared Amount was distributed, including the rights with respect to the Bank Guaranty or the Note Guaranty, as the case may be, relating to such Obligations.

               2. Each Lender agrees to use its best efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default (as defined in the Bank Credit Agreement or the Note Agreement) sent to the Company or any Guarantor, simultaneously with the sending of such notice to the Company or any Guarantor, and (b) notice of any acceleration of the Loans or the Notes, promptly upon such acceleration, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

               3. Neither the Agent nor any Lender shall take or receive a security interest in or lien upon any of the property or assets of the Company or any Guarantor as security for the Obligations, nor shall the Agent or any Lender retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Obligations other than pursuant to the Bank Guaranty or the Note Guaranty. The existence of a common law lien on deposit accounts shall not be prohibited by the provisions of this section provided that any realization on such lien and the application of the proceeds thereof shall be subject to the provisions of this Agreement.

               4. Neither the Agent nor any Lender shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any of the Obligations.

               5. (a) The Agent and each Lender agrees to render an accounting to any of the others of the outstanding amounts of the Obligations, receipts of payments from the Company and the Guarantors and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request.

                    (b) To the extent any Shared Amount received by any Lender which was distributed to the other Lenders pursuant to
     Section 1(c) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each such other Lender shall repay to the distributing Lender, at such time as the distributing Lender is required to return or repay such Shared Amount, the portion of the Shared Amount so distributed to it.

               6. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until all Obligations shall have been satisfied in full and all obligations of all Lenders to the other Lenders hereunder shall have been satisfied in full. Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Company or any Guarantor. Each Lender agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Company or any Guarantor is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor or otherwise, as though such payment had not been made.

               7. (a) In order to induce the Banks and the Agent to enter into this Agreement, each of the Noteholders severally represents and warrants to the Banks and the Agent that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

                    (b) In order to induce the Noteholders to enter into this Agreement, each of the Banks and the Agent severally represents and warrants to the Noteholders that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its respective obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

               8. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Lenders and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, if any Lender assigns or otherwise transfers (in whole or in part) to any other person or entity the Obligations to such Lender under the Bank Credit Agreement or the Note Agreement, such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement.

               9. None of the provisions of this Agreement shall inure to the benefit of the Company, any Guarantor or any other person than the Lenders; consequently, the Company and any and all other persons shall not be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the provisions of this Agreement or the failure of any Lender to comply with such provisions.

               10. Nothing contained herein shall limit or restrict the independent right of any Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of collateral and post-petition financing arrangement.

               11. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Lender herefrom, shall in any event be effective unless the same shall be in writing and signed by all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               12. All notices and other communications provided to any Lender under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such Lender at its address or facsimile number set forth (a) in the case of each of the Noteholders, on Annex II hereto and (b) in the case of the Agent and each of the Banks on Annex I hereto, or (c) in any case, at such other address or facsimile number as may be designated by such Lender in a notice to the other Lenders. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden or proving receipt shall be on the transmitting Lender.

               13. No failure or delay on the part of any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               14. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

               16. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                              NBD BANK, as Agent and as a Bank

                              By: /s/
                                   Title:

                              THE PRUDENTIAL INSURANCE COMPANY OF
                                AMERICA

                              By: /s/
                                   Title:

                              PRUCO LIFE INSURANCE COMPANY

                              By: /s/
                                   Title:

                              THE EQUITABLE LIFE ASSURANCE SOCIETY
                                OF THE UNITED STATES

                              By: /s/
                                   Title:

                              THE TRAVELERS INSURANCE COMPANY

                              By: /s/
                                   Title:



                              GREAT-WEST LIFE & ANNUITY INSURANCE
                                COMPANY

                              By: /s/
                                   Title:

                              THE FRANKLIN LIFE INSURANCE COMPANY

                              By: /s/
                                   Title:

                              PAN-AMERICAN LIFE INSURANCE COMPANY

                              By: /s/
                                   Title:

                              GENERAL AMERICAN LIFE INSURANCE COMPANY

                              By: /s/
                                   Title:


     The Company and the Guarantors
     hereby agree to be bound by the
     terms of this Agreement to the
     extent relating to it:

     TRANSPORTATION MANUFACTURING
      OPERATIONS, INC.

     By: /s/
          Title:

     MOTOR COACH INDUSTRIES, INC.

     By: /s/
          Title:

     UNIVERSAL COACH PARTS, INC.

     By: /s/
          Title:

     BUS LEASE, INC.

     By: /s/
          Title:

     HAUSMAN BUS SALES, INC.

     By: /s/
          Title:

     MCI ACCEPTANCE CORP.

     By: /s/
          Title:

     MOTOR COACH INDUSTRIES - CHINA

     By: /s/
          Title:


     TRANSIT BUS INTERNATIONAL, INC.

     By: /s/
          Title:

     CUSTOM ASSETS CORP.

     By: /s/
          Title:

     TRANSPORT TECHNOLOGY CORPORATION

     By: /s/
          Title:


                                                               ANNEX I

     NBD Bank
     611 Woodward Avenue
     Detroit, MI 48226

     Attention: James B. Junker
     Fax: 313/225-2649


                                                              ANNEX II

     The Prudential Insurance Company of America
     Pruco Life Insurance Company
     c/o Prudential Capital Group
     Four Embarcadero Center - Suite 2700
     San Francisco, CA 94111
     Attention: Managing Director

     The Equitable Life Assurance Society of the United States
     c/o Alliance Capital Management Corp.
     Fixed Income Research/Private Placements
     1345 Avenue of the Americas, 37th Floor
     New York, New York 10105
     Attention: Beatrice M. Cuervo
                Vice President

     The Travelers Insurance Company
     One Tower Square
     Hartford, Connecticut 06183-2030
     Attention: Securities Department Private Placement
                Division - 9P.B.

     Great-West Life & Annuity Insurance Company
     8515 East Orchard Road
     3rd Floor, Tower 2
     Englewood, Colorado 80111
     Attention: U.S. Private Placements

     The Franklin Life Insurance Company
     Franklin Square
     Springfield, Illinois 62713
     Attention: Investment Division

     Pan-American Life Insurance Company
     Pan American Life Center
     601 Poydras Street
     New Orleans, Louisiana 70130
     Attention: Investment Department - 28th Floor
                Fixed Income Securities

     General American Life Insurance Company
     Attention: Securities Division
     P.O. Box 396
     St. Louis, Missouri 63166